As filed with the Securities and Exchange Commission on August 21, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ISLE OF CAPRI CASINOS, INC.
(Exact Name of Registrant as Specified in Its Charter)

(For Co-registrants, Please See Table of Other Registrants on the Following Page)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-1659606 (I.R.S. Employer Identification No.)

600 Emerson Road, Suite 300
Saint Louis, Missouri 63141
(314) 813-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants' Principal Executive Offices)

Edmund L. Quatmann, Jr.
Senior Vice President, General Counsel and Secretary
600 Emerson Road, Suite 300
Saint Louis, Missouri, 63141
Telephone No.: (314) 813-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Paul W. Theiss, Esq.
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Telephone No.: (312) 701-7359
Facsimile No.: (312) 706-8218

           Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, par value $0.01 per share	(2)(3)	100%	(2)	—

Preferred Stock, par value $0.01 per share	(2)(3)	100%	(2)	—

Debt Securities	(2)	100%	(2)	—

Subsidiary Guarantees of Debt Securities	(2)	None(4)	None(4)	None(4)

Total	$300,000,000	100%	$300,000,000	$16,740(5)

(1)
Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated based on the maximum aggregate offering price of all securities listed in the table above, and the table does not specify information about the amount of any particular security to be registered.

(2)
In no event will the aggregate initial price of Common Stock, Preferred Stock and Debt Securities registered under this registration statement exceed $300,000,000. The amount of Subsidiary Guarantees registered will be equal to the amount of Debt Securities registered, and will in no event exceed $300,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(3)
There are hereby registered such indeterminate number of shares of Common Stock as may be issued upon conversion of Preferred Stock or Debt Securities offered hereunder as well as Purchase Rights for Common Stock, Preferred Stock and Debt Securities for which no separate consideration will be received.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is payable in respect of the subsidiary guarantees.

(5)
Previously paid.

           The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF OTHER REGISTRANTS

Exact name of registrant as specified in its charter	State of incorporation or organization	I.R.S. Employer Identification No.	Primary standard industrial classification code number
Black Hawk Holdings, L.L.C.	Colorado	26-1809618	7990
Casino America of Colorado, Inc.	Colorado	91-1842688	7990
CCSC/Blackhawk, Inc.	Colorado	84-1602683	7990
Grand Palais Riverboat, Inc.	Louisiana	72-1235423	7990
IC Holdings Colorado, Inc.	Colorado	41-2068984	7990
IOC Black Hawk County, Inc.	Iowa	83-0380482	7990
IOC-Black Hawk Distribution Company, LLC	Colorado	95-4896277	7990
IOC-Boonville, Inc.	Nevada	88-0303425	7990
IOC-Caruthersville, LLC	Missouri	36-4335059	7990
IOC Davenport, Inc.	Iowa	64-0928290	7990
IOC Holdings, L.L.C.	Louisiana	64-0934982	7990
IOC-Kansas City, Inc.	Missouri	64-0921931	7990
IOC-Lula, Inc.	Mississippi	88-0301634	7990
IOC-Natchez, Inc.	Mississippi	88-0277687	7990
IOC Services, LLC	Iowa	54-2078201	7990
Isle of Capri Bahamas Holdings, Inc.	Mississippi	20-2886877	7990
Isle of Capri Bettendorf, L.C.	Iowa	62-1810319	7990
Isle of Capri Black Hawk Capital Corp.	Colorado	91-1842690	7990
Isle of Capri Black Hawk, L.L.C.	Colorado	84-1422931	7990
Isle of Capri Marquette, Inc.	Iowa	62-1810746	7990
PPI, Inc.	Florida	65-0585198	7990
Riverboat Corporation of Mississippi	Mississippi	64-0795563	7990
Riverboat Services, Inc.	Iowa	42-1360145	7990
St. Charles Gaming Company, Inc.	Louisiana	72-1235262	7990

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, dated August 21, 2009

$300,000,000
 Isle of Capri Casinos, Inc.
Debt Securities
Preferred Stock
Common Stock
Rights

        We may use this prospectus from time to time to offer debt securities, shares of our preferred stock, shares of our common stock and/or purchase rights for our debt securities, preferred stock and common stock. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. You should carefully read this prospectus and any supplement before you invest.

        Our common stock is listed on the Nasdaq Stock Market under the symbol "ISLE."

        For a discussion of factors that you should consider before you invest in our securities, see "Risk Factors" on page 1 of this prospectus.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

        None of the Louisiana Gaming Control Board, the Louisiana Riverboat Gaming Enforcement Division of the Louisiana State Police, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Iowa Racing and Gaming Commission, the Colorado Department of Revenue Division of Gaming, the Colorado Limited Gaming Control Commission, the Florida Department of Business and Professional Regulation or any other regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is unlawful.

The date of this prospectus is                        , 2009.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under "Where You Can Find More Information" on page 18 of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        All statements other than statements of historical facts or current facts included in this prospectus, or incorporated by reference herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended April 26, 2009 and elsewhere in this prospectus and any prospectus

i

supplement, including, without limitation, in conjunction with the forward-looking statements included in this prospectus and any prospectus supplement and any documents that we file in the future with the SEC that are incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalves, are expressly qualified in their entirety by the cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

        We file annual, quarterly and special reports and other information with the SEC. See "Where You Can Find More Information." The following documents are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended April 26, 2009;

  •
  our Current Reports on Form 8-K filed April 29, 2009 and July 6, 2009; and

  •
  all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act") (1) after the date of the filing of the registration statement of which this prospectus is a part and before its effectiveness and (2) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

        You may request a copy of these documents at no cost by writing or calling us at Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, Saint Louis, Missouri, 63141, Attention: General Counsel, Phone: (314) 813-9200.

ii

THE COMPANY

        We are a leading developer, owner and operator of branded gaming facilities and related lodging and entertainment facilities in markets throughout the United States and internationally. Our wholly owned subsidiaries own and operate fourteen casino gaming facilities in the United States located in Black Hawk, Colorado; Lake Charles, Louisiana; Lula, Biloxi and Natchez, Mississippi; Kansas City, Caruthersville and Boonville, Missouri; Bettendorf, Davenport, Waterloo and Marquette, Iowa; and Pompano Beach, Florida. Our international gaming interests include a wholly owned casino in Freeport, Grand Bahamas and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England. Our principal executive office is located at 600 Emerson Road, Suite 300, Saint Louis, Missouri 63141. Our telephone number is (314) 813-9200. We maintain an Internet Web site at http://www.theislecorp.com. Information contained on our Web site is not incorporated by reference into this prospectus and you should not consider information contained on our Web site as part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

Fiscal Year Ended
	April 24, 2005	April 30, 2006	April 29, 2007	April 27, 2008	April 26, 2009
Ratio of earnings to fixed charges(1)	1.4x	1.3x	0.8x	0.7x	1.6x

(1)
For purposes of determining the ratio of earnings to fixed charges, earnings consist of earnings before provision for income taxes and minority interests, plus fixed charges, excluding capitalized interest. Fixed charges consist of interest on indebtedness, including capitalized interest, plus that portion of rental expense that is considered to be interest.

RISK FACTORS

        The applicable prospectus supplement will describe risks relating to our business and risks relating to the securities being sold pursuant to the prospectus supplement. You should carefully consider the risk factors in the accompanying prospectus supplement before deciding to invest in our securities being offered by the applicable prospectus supplement.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our wholly owned domestic subsidiaries. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

        We have previously filed copies of the forms of indentures as exhibits to the registration statement of which this prospectus is part and will file any final indentures and supplemental indentures if we issue debt securities. You should refer to those indentures for the complete terms of the debt securities.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities that we refer to as "senior securities" will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with the senior subordinated notes and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities." We have filed with the registration statement of which this prospectus is part two separate forms of indenture, one for the senior securities and one for the senior subordinated and subordinated securities.

        We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  the provisions relating to any security provided for the debt securities; and

  •
  the provisions relating to any guarantee of the debt securities.

        We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

  •
  to if we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law and must agree to be legally responsible for the debt securities; and

  •
  to immediately after the merger, sale of assets or other transaction we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Additional restrictions, if any, on our ability to consolidate or merge with another company or to sell substantially all of our assets to another company or to buy substantially all of the assets of another company will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" means any of the following:

  •
  we do not pay the principal or any premium on a debt security on its due date;

  •
  we do not pay interest on a debt security within 30 days of its due date;

  •
  we default in the performance or breach provisions of the applicable indenture relating to mergers, consolidations and transfers of all or substantially all of our assets;

  •
  we remain in breach of any other term of the applicable indenture for 30 days after we receive a notice of default stating we are in breach;

  •
  we default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

  •
  a final judgment or order for the payment of money over a specified amount is rendered against us or any of our "significant subsidiaries";

  •
  we or one of our "significant subsidiaries" files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

The term "significant subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a "declaration of acceleration of maturity." If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal, premium, or interest on any debt security of that series in respect of any debt security of that series, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  the holders of a specified percentage in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  waive a default in the payment of principal of, premium, if any, or interest on the debt security;

  •
  modify the subordination provisions, if any, in a manner that is adverse to you; or

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture or to waive certain defaults.

        Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that:

  •
  cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments do not adversely affect the interests of the holders of the debt securities of the particular series in any material respect; or

  •
  make any change that, in the good faith opinion of our board of directors, does not materially and adversely affect the rights of any holder of the debt securities of the particular series.

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known, we will use a special rule for that security described in the applicable prospectus supplement. An example is if the principal amount is based on an index.

        Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "Discharge, Defeasance and Covenant Defeasance—Full Defeasance."

        A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case, upon notice given as provided in the indenture.

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, you will not recognize income, gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such full defeasance had not occurred;

  •
  no default or event of default shall have occurred and be continuing either on the date of such deposit or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  •
  such full defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we or any of our subsidiaries is a party or bound;

  •
  we must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of us or any guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of the debt security is an "insider" under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  •
  we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring you over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the full defeasance have been satisfied.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Covenant Defeasance.    Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and that you will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  no default or event of default shall have occurred and be continuing either on the date of such deposit or insofar as events of default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  •
  such covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we or any of our subsidiaries is a party or bound;

  •
  we must deliver to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of us or any guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder of the debt security is an "insider" under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  •
  we must deliver to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring you over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the covenant defeasance have been satisfied.

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

        We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  •
  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion

        We may issue debt securities from time to time that are convertible into our common stock or our other securities or any securities of third parties. If you hold convertible debt securities, you will be permitted at certain times specified in the applicable prospectus supplement to convert your debt securities into our common stock, other securities or securities of third parties for a specified price. We will describe the conversion price (or the method for determining the conversion price) and the other terms applicable to conversion in the applicable prospectus supplement.

Guarantees

        One or more of our subsidiaries, as guarantors, may, jointly and severally, fully and unconditionally guarantee our obligations under the debt securities on an equal and ratable basis, subject to the limitation described in the next paragraph. In addition, any supplemental indenture may require us to cause certain or all domestic entities that become one of our subsidiaries after the date of any supplemental indenture to enter into a supplemental indenture pursuant to which such subsidiary agrees to guarantee our obligations under the debt securities. If we default in payment of the principal, interest or any premium on such debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments.

        Each guarantor's obligations will be limited to the maximum amount that (after giving effect to all other contingent and fixed liabilities of such guarantor any collections from, or payments made by or on behalf of, any other guarantors) will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each guarantor that makes a payment or distribution under its guarantee shall be entitled to contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

        Guarantees of senior debt securities (including the payment of principal, interest and any premium on such debt securities) will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the guarantor and will rank senior in right of payment to all subordinated indebtedness of such guarantor. Guarantees of subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior indebtedness of the guarantor.

        The prospectus supplement for a particular issue of debt securities will describe the subsidiary guarantors and any additional material terms of the guarantees.

Global Securities

        If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

General

        Subject to limitations prescribed by Delaware law and our certificate of incorporation, our board of directors is authorized to issue, from the authorized but unissued shares of capital stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees. As of the date of this prospectus, we have not issued any shares of preferred stock.

        Reference is made to the prospectus supplement relating to any series of shares of preferred stock being offered in such prospectus supplement for the specific terms of the series, including:

          (1)   the title and stated value of the series of shares of preferred stock;

          (2)   the number of shares of the series of shares of preferred stock offered, the liquidation preference per share and the offering price of such shares of preferred stock;

          (3)   the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

          (4)   the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

          (5)   the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

          (6)   the provision for a sinking fund, if any, for shares of preferred stock of the series;

          (7)   the provision for redemption, if applicable, of shares of preferred stock of the series;

          (8)   any listing of the series of shares of preferred stock on any securities exchange;

          (9)   the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of common stock, including the conversion price, or manner of calculating the conversion price;

          (10) whether interests in shares of preferred stock of the series will be represented by global securities;

          (11) any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

          (12) a discussion of federal income tax considerations applicable to shares of preferred stock of the series;

          (13) the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

          (14) any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

          (15) any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the shares of preferred stock of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

  •
  senior to all classes or series of shares of common stock, and to all equity securities ranking junior to the series of shares of preferred stock;

  •
  on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with shares of preferred stock of the series; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to shares of preferred stock of the series.

Dividends

        Holders of shares of preferred stock of each series shall be entitled to receive dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. When and if declared by our board of directors, dividends shall be payable out of our assets legally available for payment of dividends. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by our board of directors.

        Dividends on any series of the shares of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the shares of preferred stock for which dividends are noncumulative, then the holders of the series of the shares of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on the series are declared payable on any future dividend payment date.

        If shares of preferred stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the shares of preferred stock of any other series ranking, as to dividends, on a parity with or junior to the shares of preferred stock of the series for any period unless full dividends, including cumulative dividends if applicable, for the then current dividend period and any past period, if any, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for such payment on the shares of preferred stock of the series. When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any series and the shares of any other series of shares of preferred stock ranking on a parity as to dividends with the shares of preferred stock of the series, all dividends declared upon shares of preferred stock of the series and any other series of shares of preferred stock ranking on a parity as to dividends with the shares of preferred stock shall be declared pro rata so that the amount of dividends declared per share on the shares of preferred stock of the series and the other series of shares of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of the series and the other series of shares of preferred stock bear to each other. The pro rata amount shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the series of shares of preferred stock does not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of preferred stock of the series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless full dividends, including cumulative dividends, if applicable, on the shares of preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period, and any past period, if any, no dividends shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the shares of common stock or any other capital stock ranking junior to or on a parity with the shares of preferred stock of the series as to dividends or upon liquidation. Additionally, shares ranking junior to or in parity with the series of shares of preferred stock may not be redeemed, purchased or otherwise acquired for any consideration, except by conversion into or exchange for other capital stock ranking junior to the shares of preferred stock of the series as to dividends and upon liquidation. We also may not pay any money or make any money available for a sinking fund for the redemption of junior or parity shares. Notwithstanding the preceding sentences, we may make dividends of shares of common stock or other capital stock ranking junior to the shares of preferred stock of the series of shares of preferred stock, although full dividends may not have been paid or set aside.

        Any dividend payment made on a series of shares of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series which remains payable.

Redemption

        If so provided in the applicable prospectus supplement, the shares of preferred stock of a series will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of shares of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock of the series that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon, which shall not, if the series of shares of preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for shares of preferred stock of any series is payable only from the net proceeds of the issuance of shares of capital stock, the terms of the series of shares of preferred stock may provide that, if no such share of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, shares of preferred stock of the series shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        If full dividends on all shares of preferred stock of any series, including cumulative dividends if applicable, have not been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period and any past dividends, if any, we may not redeem shares of preferred stock of any series unless all outstanding shares of preferred stock of the series are simultaneously redeemed. This shall not prevent, however, the purchase or acquisition of shares of preferred stock of the series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the series, and, unless full dividends, including cumulative dividends if applicable, on all shares of preferred stock of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period and any past period, if any, we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of the series, except by conversion into or exchange for shares of capital stock ranking junior to the shares of preferred stock of the series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of shares of preferred stock of the series in proportion to the number of shares of preferred stock of the series held by such holders with adjustments to avoid redemption of fractional shares or by lot in a manner determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of shares of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

          (1)   the redemption date;

          (2)   the number of shares and series of the shares of preferred stock to be redeemed;

          (3)   the redemption price;

          (4)   the place or places where certificates for such shares of preferred stock are to be surrendered for payment of the redemption price;

          (5)   that dividends on the shares of preferred stock to be redeemed will cease to accrue on such redemption date; and

          (6)   the date upon which the holder's conversion rights, if any, as to such shares of preferred stock shall terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each such holder of the series shall also specify the number of shares of preferred stock to be redeemed from each such holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of preferred stock, and all rights of the holders of such shares of preferred stock will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any shares of common stock or any other class or series of shares of stock ranking junior to the series of shares of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of shares of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the series of shares of preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock of the series will have no right or claim to any of our remaining assets.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock of the series and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with shares of preferred stock of the series in the distribution of assets, then the holders of shares of preferred stock of the series and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of shares of preferred stock of the series, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the shares of preferred stock of the series upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

        Holders of the shares of preferred stock of each series will not have any voting rights, except as set forth below or in the applicable prospectus supplement or as otherwise required by applicable law. The following is a summary of the voting rights that, unless provided otherwise in the applicable prospectus supplement, will apply to each series of shares of preferred stock.

        If six quarterly dividends, whether or not consecutively payable on the shares of preferred stock of the series or any other series of shares of preferred stock ranking on a parity with the series of shares of preferred stock with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up are in arrears, whether or not earned or declared, the number of directors then constituting our board of directors will be increased by two, and the holders of shares of preferred stock of the series, voting together as a class with the holders of any other series of shares ranking in parity with such shares, will have the right to elect two additional directors to serve on our board of directors at any annual meeting of stockholders or a properly called special meeting of the holders of shares of preferred stock of the series and other shares of preferred stock ranking in parity with such shares and at each subsequent annual meeting of stockholders until all such dividends and dividends for the current quarterly period on the shares of preferred stock of the series and other shares of preferred stock ranking in parity with such shares have been paid or declared and set aside for payment. Such voting rights will terminate when all such accrued and unpaid dividends have been declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights.

        The approval of two-thirds of the outstanding shares of preferred stock of the series and all other series of shares of preferred stock similarly affected, voting as a single class, is required in order to:

          (1)   amend our certificate of incorporation to affect materially and adversely the rights, preferences or voting power of the holders of the shares of preferred stock of the series or other shares of preferred stock ranking in parity with such shares;

          (2)   enter into a share exchange that affects the shares of preferred stock of the series, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each preferred share of the series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for shares of preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the series identical to that of a preferred share of the series, except for changes that do not materially and adversely affect the holders of the shares of preferred stock of the series; or

          (3)   authorize, reclassify, create, or increase the authorized amount of any class of shares having rights senior to the shares of preferred stock of the series with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

        However, we may create additional classes of parity shares and other series of shares of preferred stock ranking junior to the series of shares of preferred stock with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up, increase the authorized number of parity shares and junior shares and issue additional series of parity shares and junior shares without the consent of any holder of shares of preferred stock of the series.

        Except as provided above and as required by law, the holders of shares of preferred stock of each series will not be entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets.

Conversion Rights

        The terms and conditions, if any, upon which shares of preferred stock of any series are convertible into shares of common stock will be set forth in the applicable prospectus supplement relating to the series. Such terms will include the number of shares of common stock into which the shares of preferred stock of the series are convertible, the conversion price, or manner of calculation of the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of the shares of preferred stock of the series or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the shares of preferred stock of the series.

Limitation on Share Ownership

        Our certificate of incorporation prohibits any person from becoming the beneficial owner of 5% or more of any class or series of our issued and outstanding capital stock unless such person agrees in writing to (i) provide to the Gaming Authorities (as defined in our certificate of incorporation) information regarding such person, (ii) respond to written or oral questions that may be propounded by any Gaming Authority and (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation, an investigation of any criminal record of such person. Subject to the rights of the holders of any of our preferred stock then outstanding, our board of directors may redeem any shares of our preferred stock held by a Disqualified Holder at a price equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required. A "Disqualified Holder" means any beneficial owner of shares of our capital stock or any of our subsidiaries, whose holding of shares of our capital stock, when taken together with the holder of shares of capital stock by any other beneficial owner may in the judgment of our board of directors, result in (i) the disapproval, modification, or non-renewal of any contract under which we, or any of our subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by us or any of our subsidiaries to conduct any portion of its business, which license or franchise is conditioned upon some or all of the holders of our capital stock meeting certain criteria.

DESCRIPTION OF COMMON STOCK

        In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, as amended, and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus is part.

General

        Our certificate of incorporation authorizes the issuance of 45,000,000 shares of common stock, 3,000,000 shares of Class B common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value. As of August 14, 2009, 32,286,855 shares of our common stock were issued and outstanding which excludes 4,327,623 shares held by us in treasury, and no shares of our Class B common stock or our preferred stock were issued or outstanding. All issued and outstanding shares of our common stock are fully paid and non-assessable.

        The rights and privileges of the holders of our common stock are subject to the preferential rights and privileges of the holders of any Class B common stock or preferred stock outstanding.

        Dividend Rights.    Holders of shares of our common stock are entitled to a pro rata share of any dividends declared on the common stock by our board of directors from funds legally available therefor. We have never paid a dividend and do not anticipate paying one in the near future.

        Liquidation Rights.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in all assets remaining after payment in full of liabilities, including the liquidation rights of any of our outstanding preferred stock or Series A junior participating preferred stock.

        Voting Rights.    Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Holders are not entitled to cumulate votes for the election of directors. Accordingly, the holders of more than 50% of all of the shares outstanding can elect all of the directors. Significant corporate transactions such as amendments to our certificate of incorporation, mergers, sale of assets and dissolution or liquidation require approval by the affirmative vote of a majority of the outstanding shares of our common stock. Other matters to be voted upon by the holders of our common stock require the affirmative vote of a majority of the shares present at the particular stockholders meeting.

        Redemption, Conversion and Sinking Fund Provisions.    There are no redemption, conversion or sinking fund provisions with respect to our common stock.

        Preemptive and Other Subscription Rights.    There are no preemptive or other subscription rights with respect to our common stock.

Limitation on Share Ownership

        Our certificate of incorporation prohibits any person from becoming the beneficial owner of 5% or more of any class or series of our issued and outstanding capital stock unless such person agrees in writing to (i) provide to the Gaming Authorities (as defined in our certificate of incorporation) information regarding such person, (ii) respond to written or oral questions that may be propounded by any Gaming Authority and (iii) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation, an investigation of any criminal record of such person. Subject to the rights of the holders of any of our Class B common stock or preferred stock then outstanding, our board of directors may redeem any shares of our capital stock held by a Disqualified Holder at a price equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required. A "Disqualified Holder" means any beneficial owner of shares of our capital stock or any of our subsidiaries, whose holding of shares of our capital stock, when taken together with the holder of shares of capital stock by any other beneficial owner may in the judgment of our board of directors, result in (i) the disapproval, modification, or non-renewal of any contract under which we, or any of our subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license or franchise from any governmental agency held by us or any of our subsidiaries to conduct any portion of its business, which license or franchise is conditioned upon some or all of the holders of our capital stock meeting certain criteria.

DESCRIPTION OF RIGHTS

        We may sell the securities offered hereby to investors directly through stockholder purchase rights entitling owners of shares of common stock to subscribe for and purchase shares of common stock, shares of preferred stock or debt securities ("Rights"). If the securities offered hereby are to be sold through Rights, such Rights will be distributed as a dividend to our stockholders for which our stockholders will pay no separate consideration. The prospectus supplement with respect to the Rights offering will set forth the relevant terms of the Rights, including (1) the kind and number of securities which will be offered pursuant to the Rights, (2) the period during which and the price at which the Rights will be exercisable, (3) the number of Rights to be issued, (4) any provisions for changes to or adjustments in the exercise price of the Rights, and (5) any other material terms of the Rights.

PLAN OF DISTRIBUTION

        We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders and direct placements to third parties. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all the underlying securities offered are not subscribed for, we may sell such unsubscribed securities offered to third parties directly or through agents and, in addition, whether or not all of the underlying securities offered are subscribed for, we may concurrently offer additional securities of the type offered hereby to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act of 1933. Any such indemnification agreements will be described in the applicable prospectus supplement.

        If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts. Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 26, 2009, and the effectiveness of our internal control over financial reporting as of April 26, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy the reports, statements and other information at the U.S. Securities and Exchange Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the U.S. Securities and Exchange Commission but must pay photocopying fees. Please call the U.S. Securities and Exchange Commission at 1-202-551-8090 for further information on the operation of the public reference rooms. Our U.S. Securities and Exchange Commission filings are also available to the public on the U.S. Securities and Exchange Commission's Internet site (http://www.sec.gov).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$16,740
Printing expenses*	100,000
Legal fees and expenses*	100,000
Accounting fees and expenses*	100,000
Trustee fees and expenses*	10,000
Miscellaneous*	73,260

Total	$400,000

      *
      Estimated for purposes of filing this registration statement

Item 15.    Indemnification of Directors and Officers

        (a)   Section 145 of the Delaware General Corporation Law; Section 83 of the Louisiana Business Corporation Law; Article 8, Subarticle E of the Mississippi Business Corporation Law; Article 109 of the Colorado Business Corporation Act; Division VIII, Part E of the Iowa Business Corporation Act; Section 78.751 of the Nevada Business Corporation Act; Section 351.355 of the General and Business Corporation Law of the State of Missouri; and Section 607.0850 of the Florida Business Corporation Act: (1) give corporations organized in those states broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (2) give a director or officer who successfully defends an action the right to be so indemnified and (3) authorize the co-registrants to buy directors' and officers' liability insurance.

        (b)   Article 8 of Isle of Capri's Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law.

        In accordance with Section 102(b)(7) of the Delaware General Corporation Law, Isle of Capri's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payment of dividends as prohibited by Section 174 of the Delaware General Corporation Law or (4) transactions from which a director derives an improper personal benefit.

        Various provisions contained in the Certificates of Incorporation, By-laws or other organizational documents of the other co-registrants provide for indemnification of the directors and officers of those co-registrants and, in some cases, limit or eliminate the personal liability of the directors of those co-registrants in accordance with the laws of the states in which those co-registrants are organized.

Item 16.    Exhibits

        A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17.    Undertakings

        Each of the undersigned co-registrants hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

          (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Louis, State of Missouri, on August 21, 2009.

ISLE OF CAPRI CASINOS, INC.
By:	/s/ EDMUND L. QUATMANN, JR. Edmund L. Quatmann, Jr. Senior Vice President, General Counsel and Secretary

BLACK HAWK HOLDINGS, L.L.C.;
CASINO AMERICA OF COLORADO, INC.;
CCSC/BLACKHAWK, INC.;
GRAND PALAIS RIVERBOAT, INC.;
IC HOLDINGS COLORADO, INC.;
IOC BLACK HAWK COUNTY, INC.;
IOC BLACK HAWK DISTRIBUTION COMPANY, LLC;
IOC-BOONVILLE, INC.;
IOC-CARUTHERSVILLE, LLC;
IOC DAVENPORT, INC.;
IOC HOLDINGS, L.L.C.;
IOC-KANSAS CITY, INC.;
IOC-LULA, INC.;
IOC-NATCHEZ, INC.;
IOC SERVICES, LLC;
ISLE OF CAPRI BAHAMAS HOLDINGS, INC.;
ISLE OF CAPRI BETTENDORF, L.C.;
ISLE OF CAPRI BLACK HAWK CAPITAL CORP.;
ISLE OF CAPRI BLACK HAWK, L.L.C.;
ISLE OF CAPRI MARQUETTE, INC.;
PPI, INC.;
RIVERBOAT CORPORATION OF MISSISSIPPI;
RIVERBOAT SERVICES, INC.;
ST. CHARLES GAMING COMPANY, INC.
By:	/s/ EDMUND L. QUATMANN, JR. Edmund L. Quatmann, Jr. Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* James B. Perry	Chief Executive Officer, Executive Vice Chairman of the Board and Director—Isle of Capri Casinos, Inc.;	August 21, 2009
Black Hawk Holdings, L.L.C.;
Casino America of Colorado, Inc.;
CCSC/Blackhawk, Inc.;
Grand Palais Riverboat, Inc.;
IC Holdings Colorado, Inc.;
IOC Black Hawk County, Inc.;
IOC Black Hawk Distribution Company, LLC;
IOC-Boonville, Inc.;
IOC-Caruthersville, LLC;
IOC Davenport, Inc.;
IOC Holdings, L.L.C.;
IOC-Kansas City, Inc.;
IOC-Lula, Inc.;
IOC-Natchez, Inc.;
IOC Services, LLC;
Isle of Capri Bahamas Holdings, Inc.;
Isle of Capri Bettendorf, L.C.;
Isle of Capri Black Hawk Capital Corp.;
Isle of Capri Black Hawk, L.L.C.;
Isle of Capri Marquette, Inc.;
PPI, Inc.;
Riverboat Corporation of Mississippi;
Riverboat Services, Inc.;
St. Charles Gaming Company, Inc.
* Robert S. Goldstein	Vice Chairman of the Board and Director—Isle of Capri Casinos, Inc.	August 21, 2009
* Alan J. Glazer	Director—Isle of Capri Casinos, Inc.	August 21, 2009
* Lee Wielansky	Director—Isle of Capri Casinos, Inc.	August 21, 2009

Name	Title	Date

* W. Randolph Baker	Director—Isle of Capri Casinos, Inc.	August 21, 2009
* Jeffrey D. Goldstein	Director—Isle of Capri Casinos, Inc.	August 21, 2009
* John Brackenbury	Director—Isle of Capri Casinos, Inc.	August 21, 2009
* Shaun R. Hayes	Director—Isle of Capri Casinos, Inc.	August 21, 2009

Name	Title	Date

* Dale R. Black	Senior Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)—Isle of Capri Casinos, Inc.;	August 21, 2009
Black Hawk Holdings, L.L.C.;
Casino America of Colorado, Inc.;
CCSC/Blackhawk, Inc.;
Grand Palais Riverboat, Inc.;
IC Holdings Colorado, Inc.;
IOC Black Hawk County, Inc.;
IOC Black Hawk Distribution Company, LLC;
IOC-Boonville, Inc.;
IOC-Caruthersville, LLC;
IOC Davenport, Inc.;
IOC Holdings, L.L.C.;
IOC-Kansas City, Inc.;
IOC-Lula, Inc.;
IOC-Natchez, Inc.;
IOC Services, LLC;
Isle of Capri Bahamas Holdings, Inc.;
Isle of Capri Bettendorf, L.C.;
Isle of Capri Black Hawk Capital Corp.;
Isle of Capri Black Hawk, L.L.C.;
Isle of Capri Marquette, Inc.;
PPI, Inc.;
Riverboat Corporation of Mississippi;
Riverboat Services, Inc.;
St. Charles Gaming Company, Inc.

*By	/s/ EDMUND L. QUATMANN, JR. Attorney- in- fact

INDEX TO EXHIBITS

Exhibit Number	Description
*1.1	Form of Underwriting Agreement (Debt Securities)
*1.2	Form of Underwriting Agreement (Preferred Stock)
*1.3	Form of Underwriting Agreement (Common Stock)
*3.1	Form of Certificate of Designations for issuance of Preferred Stock, $0.01 par value per share
4.1	Specimen Certificate of Common Stock (1)

[Isle of Capri Casinos, Inc. agrees to furnish to the Securities and Exchange Commission, upon its request, the instruments defining the rights of holders of long term debt where the total amount of securities authorized thereunder does not exceed 10% of Isle of Capri Casinos, Inc.'s total consolidated assets]
4.2
Registration Rights Agreement, dated as of March 3, 2004, among Isle of Capri Casinos, Inc., the subsidiary guarantors named therein and Deutsche Bank Securities Inc. and CIBC World Markets Corp. on behalf of themselves and as representatives of the other initial purchasers (2)
*4.3	Specimen Certificate of Preferred Stock
*4.4	Form of Senior Debt Security
*4.5	Form of Subordinated Debt Security
4.6	Form of Senior Indenture (2)
4.7	Form of Subordinated Indenture (2)
5	Opinion of Mayer Brown LLP as to the legality of the securities being registered
**12	Computation of ratio of earnings to fixed charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mayer Brown LLP (contained in Exhibit 5)
**24	Powers of attorney (contained on the signature page to the original registration statement)
**25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

(1)
Filed as an exhibit to Casino America, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 1992 (File No. 0-20538) and incorporated herein by reference.

(2)
Filed as an exhibit to Isle of Capri Casinos, Inc.'s Registration Statement on S-4 filed on May 12, 2004 (File No. 333-115419) and incorporated herein by reference.

*
To be filed by amendment or incorporated by reference in connection with the offering of securities registered hereby, as appropriate

**
Previously filed